UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2004

SRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31334	54-1360804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Fair Lakes Court Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 29, 2004, the Board of Directors (the “Board”) of SRA International, Inc. (the “Company”) elected Renato A. DiPentima as the Company’s President and Chief Executive Officer, effective January 1, 2005. Dr. DiPentima is currently the Company’s President and Chief Operating Officer. Dr. DiPentima will assume the Chief Executive Officer position from Ernst Volgenau, who will retire as Chief Executive Officer effective January 1, 2005. Dr. Volgenau held that position for the past 26 years since founding the Company. Dr. Volgenau will remain Chairman of the Board.

On October 29, 2004, the Board also elected David A. Kriegman as the Company’s Chief Operating Officer, effective January 1, 2005. Mr. Kriegman is a Senior Vice President and has directed the Company’s business focused on the Department of Defense since June 1997. Mr. Kriegman’s career at the Company began in 1983 and he served in various positions with increasing responsibility prior to directing the Company’s Defense business. He is 58 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

Date: November 4, 2004	/s/ STEPHEN C. HUGHES
Stephen C. Hughes
Senior Vice President of Finance and Administration and Chief Financial Officer